Exhibit 23.4

CONSENT OF INDEPENDENT ACCOUNTING FIRM

We consent to the use in this Amendment No. 4 to the Registration Statement on Form S-1 (No. 333-198704) of Energy & Exploration Partners, Inc. of our report, which is dated March 19, 2014, relating to our audits of the financial statements of TreadStone Energy Partners, LLC, appearing in the Prospectus, which is part of the Registration Statement.

We also consent to the reference to our firm under the caption “Experts” in the Prospectus.

Covington, LA

July 17, 2015